Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2016

DARIEN, Conn.--(BUSINESS WIRE)--November 1, 2016--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Third Quarter Consolidated Highlights

  Operating revenues decreased 8.3% to $501.0 million from $546.3 million.
  Reported operating income decreased 21.9% to $91.9 million; Adjusted operating income decreased 19.0% to $95.8 million.(1)
  Reported diluted earnings per common share (EPS) decreased 10.9% to $0.98; Adjusted diluted EPS decreased 13.6% to $0.95; Adjusted diluted EPS excluding the Short Line Tax Credit decreased 25.5% to $0.82.(1)

Third Quarter Segment Highlights

  North America: Operating revenues from G&W's North American Operations decreased 1.4% to $310.2 million from $314.6 million, primarily due to lower fuel surcharges and a decline in coal shipments. Reported operating income from G&W's North American Operations decreased 3.8% to $87.2 million; Adjusted operating income from G&W's North American Operations decreased 3.2% to $87.8 million.(1)
  Australia: Operating revenues from G&W's Australian Operations decreased 11.2% to $54.2 million from $61.0 million, primarily due to the loss of a fixed fee payment associated with a now closed iron ore mine and lower metallic ores shipments. Reported operating income from G&W's Australian Operations decreased 70.8% to $4.4 million; Adjusted operating income from G&W's Australian Operations decreased 52.6% to $7.4 million.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations decreased 20.0% to $136.7 million from $170.7 million, or decreased 10.5% excluding an $18.1 million impact from foreign currency depreciation. Reported operating income from G&W's U.K./European Operations was $0.3 million; Adjusted operating income from G&W's U.K./European Operations was $0.6 million.(1) (2)

Jack Hellmann, President and CEO of G&W, commented, "Our financial results for the third quarter of 2016 were consistent with our expectations with reported diluted EPS of $0.98 and adjusted diluted EPS of $0.95. In North America, better than expected steam coal shipments combined with strong cost controls yielded a better than expected operating ratio of 71.9%. In Australia, financial results were in-line with our outlook as we continued to effectively manage costs in the weak commodity environment. In the U.K./Europe, our financial results in the first full quarter since we restructured the U.K. coal business were below our expectations for three reasons: congestion in the port of Felixstowe which weakened U.K. intermodal shipments; unscheduled reductions in U.K. infrastructure services; and weak performance from continental European intermodal."(1)

"Looking to year-end, our priorities by region are threefold. In North America, we remain focused on maximizing cost efficiency amidst an uneven economic environment. In Australia, we expect to close on the recently announced acquisition of Glencore Rail and the concurrent issuance of a 49% equity stake in our Australian subsidiary to Macquarie, in a transaction that yields a highly competitive Australian growth platform going forward. In the U.K./Europe, we continue to restructure the continental European business and to reduce costs in the U.K. Despite the weak third quarter, we see a clear path to improvement in the U.K./European segment as we finish the year and enter 2017."

"Over the past three months we have announced two important acquisitions, one in Australia, Glencore Rail (expected to close December 1), and one in North America, the Providence and Worcester (expected to close into a voting trust later today). In addition, we continue to be active with a significant pipeline of acquisition opportunities in multiple geographies for which we are maintaining close working relationships with potential financial partners. The broad reach of our global rail footprint is yielding an increasing number of contiguous or adjacent investment opportunities."

Financial Results

G&W's operating revenues decreased $45.3 million, or 8.3%, to $501.0 million in the third quarter of 2016, compared with $546.3 million in the third quarter of 2015. G&W's operating income in the third quarter of 2016 was $91.9 million, compared with $117.6 million in the third quarter of 2015. G&W's adjusted operating income in the third quarter of 2016 was $95.8 million, compared with $118.3 million in the third quarter of 2015.(1)

G&W's reported net income in the third quarter of 2016 was $56.8 million, compared with reported net income of $63.4 million in the third quarter of 2015. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W's adjusted net income in the third quarter of 2016 was $55.4 million, compared with $63.7 million in the third quarter of 2015.(1)

G&W's reported diluted EPS in the third quarter of 2016 were $0.98 with 58.2 million weighted average shares outstanding, compared with reported diluted EPS in the third quarter of 2015 of $1.10 with 57.8 million weighted average shares outstanding. G&W's adjusted diluted EPS in the third quarter of 2016 were $0.95 with 58.2 million weighted average shares outstanding, compared with adjusted diluted EPS in the third quarter of 2015 of $1.10 with 57.8 million weighted average shares outstanding. G&W's adjusted diluted EPS excluding the Short Line Tax Credit in the third quarter of 2016 were $0.82 with 58.2 million weighted average shares outstanding, compared with adjusted diluted EPS in the third quarter of 2015 of $1.10 with 57.8 million weighted average shares outstanding.(1)

Items Affecting Comparability

In the third quarter of 2016 and 2015, G&W's results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended September 30, 2016
Corporate development and related costs	$(4.3)	$(3.1)	$(0.05)
Restructuring costs	$(0.2)	$(0.2)	$—
Net gain on sale of assets	$0.5	$0.4	$0.01
Impact of reduction in U.K. income tax rate	$—	$4.3	$0.07
Short Line Tax Credit	$—	$7.8	$0.13

Three Months Ended September 30, 2015
Corporate development and related costs	$(2.0)	$(1.3)	$(0.02)
Net gain on sale of assets	$1.2	$0.9	$0.02

In the third quarter of 2016, G&W's results included corporate development and related costs of $4.3 million, primarily associated with the Glencore Rail and Providence and Worcester transactions, restructuring costs of $0.2 million and a net gain on the sale of assets of $0.5 million. The third quarter of 2016 also included an income tax benefit of $7.8 million associated with the U.S. Short Line Tax Credit, which was not in effect during the third quarter of 2015, as well as a tax benefit of $4.3 million associated with a reduction in the U.K. income tax rate, which was enacted in September 2016. The Short Line Tax Credit was extended retroactively in the fourth quarter of 2015 for calendar years 2015 and 2016.

In the third quarter of 2015, G&W's results included corporate development and related costs of $2.0 million, primarily related to the integration of Freightliner, and a net gain on the sale of assets of $1.2 million.

Third Quarter Results by Segment

Operating revenues from G&W's North American Operations decreased $4.4 million, or 1.4%, to $310.2 million in the third quarter of 2016, compared with $314.6 million in the third quarter of 2015. North American Operations revenues decreased primarily due to lower fuel surcharges and a decline in coal shipments.

North American Operations traffic decreased 17,572 carloads, or 4.2%, to 401,999 carloads in the third quarter of 2016. The traffic decrease was principally due to decreases of 8,169 carloads of coal and coke traffic (primarily in the Central, Northeast and Midwest regions), 3,549 carloads of pulp and paper traffic (primarily in the Southern, Canada and Northeast regions), 3,447 carloads of minerals and stone traffic (primarily in the Northeast Region), 2,529 carloads of metals traffic (primarily in the Southern, Coastal and Canada regions) and 2,257 carloads of other traffic (primarily in the Southern and Canada regions), partially offset by an increase of 3,014 carloads of agricultural products traffic (primarily in the Central and Pacific regions). All remaining traffic decreased by a net 635 carloads.

G&W's North American Operations had operating income of $87.2 million in the third quarter of 2016, compared with $90.6 million in the third quarter of 2015. The operating ratio for North American Operations was 71.9% in the third quarter of 2016, compared with an operating ratio of 71.2% in the third quarter of 2015. Adjusted operating income from G&W's North American Operations in the third quarter of 2016 was $87.8 million, compared with adjusted operating income of $90.7 million in the third quarter of 2015. The adjusted operating ratio for North American Operations was 71.7% in the third quarter of 2016, compared with an adjusted operating ratio of 71.2% in the third quarter of 2015.(1)

Operating revenues from G&W's Australian Operations decreased $6.9 million, or 11.2%, to $54.2 million in the third quarter of 2016, compared with $61.0 million in the third quarter of 2015. Excluding a $2.7 million increase due to the impact of foreign currency appreciation, Australian Operations revenues decreased $9.6 million, or 15.0%, primarily due to the loss of a fixed fee payment associated with a now closed iron ore mine that we previously served and lower metallic ores shipments.(2)

Australian Operations traffic decreased 5,000 carloads, or 10.3%, to 43,532 carloads in the third quarter of 2016. The traffic decrease was principally due to decreases of 2,818 carloads of agricultural product traffic, 878 carloads of metallic ores traffic, 657 carloads of minerals and stone traffic and 628 carloads of intermodal traffic.

G&W's Australian Operations had operating income of $4.4 million in the third quarter of 2016, compared with $15.0 million in the third quarter of 2015. The operating ratio for Australian Operations was 91.9% in the third quarter of 2016, compared with an operating ratio of 75.5% in the third quarter of 2015. Adjusted operating income from G&W's Australian Operations was $7.4 million in the third quarter of 2016, compared with adjusted operating income of $15.6 million in the third quarter of 2015. The adjusted operating ratio for Australian Operations was 86.3% in the third quarter of 2016, compared with an adjusted operating ratio of 74.4% in the third quarter of 2015.(1)

Operating revenues from G&W's U.K./European Operations decreased $34.1 million, or 20.0%, to $136.7 million in the third quarter of 2016, compared with $170.7 million in the third quarter of 2015. Excluding an $18.1 million decrease due to the impact of foreign currency depreciation, U.K./European revenues decreased $16.0 million, or 10.5%, primarily due to lower intermodal services and coal shipments.(2)

U.K./European Operations traffic decreased 10,264 carloads, or 3.4%, to 294,283 carloads in the third quarter of 2016. The traffic decrease was principally due to decreases of 8,402 carloads of coal and coke traffic (primarily in the U.K. and Poland) and 4,106 carloads of intermodal traffic (primarily in the U.K.), partially offset by an increase of 1,761 carloads of minerals and stone traffic.

G&W's U.K./European Operations had operating income of $0.3 million in the third quarter of 2016, compared with $12.0 million in the third quarter of 2015. The operating ratio for U.K./European Operations was 99.8% in the third quarter of 2016, compared with an operating ratio of 93.0% in the third quarter of 2015. Adjusted operating income from G&W's U.K./European Operations was $0.6 million in the third quarter of 2016, compared with adjusted operating income of $12.0 million in the third quarter of 2015. The adjusted operating ratio for U.K./European Operations was 99.5% in the third quarter of 2016, compared with an adjusted operating ratio of 93.0% in the third quarter of 2015.(1)

Free Cash Flow (1)

G&W's free cash flow for the nine months ended September 30, 2016 and 2015 was as follows (in millions):

	Nine Months Ended
	September 30,
	2016	2015
Net cash provided by operating activities	$303.6	$344.3
Net cash used in investing activities, excluding new business investments	(108.7)	(927.4)
Net cash used for acquisitions (a)	1.3	786.3
Free cash flow before new business investments	196.1	203.1
New business investments, net of grants from outside parties	(8.6)	(58.6)
Free cash flow (1)	$187.6	$144.5

(a)	The 2015 period primarily consisted of net cash used for the acquisition of Freightliner and Pinsly Arkansas as well as $32.0 million in cash paid for incremental expenses related to the purchase and integration of the acquisitions.

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the third quarter of 2016 will be held on Tuesday, November 1, 2016, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1074; outside the U.S. is (612) 288-0337, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on November 1, 2016, by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 372822.

About G&W

G&W owns or leases 121 freight railroads worldwide that are organized in 10 operating regions with approximately 7,200 employees and more than 2,800 customers.

  G&W's eight North American regions serve 41 U.S. states and four Canadian provinces and include 113 short line and regional freight railroads with more than 13,000 track-miles.
  G&W's Australia Region provides rail freight services in New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line.
  G&W's U.K./European Region is led by Freightliner, the U.K.'s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern European seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the SEC.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2015 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

2.	Foreign exchange impact is calculated by comparing the prior period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
OPERATING REVENUES	$501,002	$546,299	$1,484,993	$1,485,548
OPERATING EXPENSES	409,151	428,740	1,248,952	1,195,918
OPERATING INCOME	91,851	117,559	236,041	289,630
INTEREST INCOME	416	225	827	375
INTEREST EXPENSE	(17,333)	(17,464)	(53,049)	(48,744)
LOSS ON SETTLEMENT OF FOREIGN CURRENCY FORWARD PURCHASE CONTRACTS	—	—	—	(18,686)
OTHER INCOME/(LOSS), NET	1,494	(103)	2,947	545
INCOME BEFORE INCOME TAXES	76,428	100,217	186,766	223,120
PROVISION FOR INCOME TAXES	(19,643)	(36,855)	(54,563)	(83,017)
NET INCOME	$56,785	$63,362	$132,203	$140,103
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
BASIC EARNINGS PER COMMON SHARE	$0.99	$1.12	$2.31	$2.47
WEIGHTED AVERAGE SHARES - BASIC	57,266	56,819	57,160	56,673
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
DILUTED EARNINGS PER COMMON SHARE	$0.98	$1.10	$2.28	$2.42
WEIGHTED AVERAGE SHARES - DILUTED	58,180	57,846	58,083	57,833

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015
(in thousands)
(unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,366	$35,941
Accounts receivable, net	366,121	382,458
Materials and supplies	47,626	45,790
Prepaid expenses and other	47,018	43,197
Total current assets	487,131	507,386
PROPERTY AND EQUIPMENT, net	4,209,583	4,215,063
GOODWILL	824,957	826,575
INTANGIBLE ASSETS, net	1,053,664	1,128,952
DEFERRED INCOME TAX ASSETS, net	2,623	2,270
OTHER ASSETS, net	37,928	22,836
Total assets	$6,615,886	$6,703,082
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$85,841	$75,966
Accounts payable	246,171	282,275
Accrued expenses	163,893	169,586
Total current liabilities	495,905	527,827
LONG-TERM DEBT, less current portion	1,977,649	2,205,785
DEFERRED INCOME TAX LIABILITIES, net	994,670	983,136
DEFERRED ITEMS - grants from outside parties	302,223	292,198
OTHER LONG-TERM LIABILITIES	185,749	174,675
TOTAL EQUITY	2,659,690	2,519,461
Total liabilities and equity	$6,615,886	$6,703,082

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(in thousands)
(unaudited)
	Nine Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$132,203	$140,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	151,095	138,568
Stock-based compensation	13,835	10,341
Excess tax benefits from share-based compensation	(25)	(1,393)
Deferred income taxes	25,088	46,795
Net loss/(gain) on sale and impairment of assets	11,993	(1,981)
Insurance proceeds received	—	103
Loss on settlement of foreign currency forward purchase contracts	—	18,686
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	(10,731)	52,847
Materials and supplies	(2,642)	(2,325)
Prepaid expenses and other	(1,930)	14,929
Accounts payable and accrued expenses	(29,484)	(71,446)
Other assets and liabilities, net	14,156	(970)
Net cash provided by operating activities from continuing operations	303,558	344,257
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(159,523)	(276,150)
Grant proceeds from outside parties	29,952	31,456
Cash paid for acquisitions, net of cash acquired	—	(735,556)
Net payment from settlement of foreign currency forward purchase contracts related to an acquisition	—	(18,686)
Insurance proceeds for the replacement of assets	10,319	9,658
Proceeds from disposition of property and equipment	2,003	3,223
Net cash used in investing activities	(117,249)	(986,055)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital lease obligations	(501,087)	(502,839)
Proceeds from revolving line-of-credit and long-term borrowings	300,495	1,139,511
Debt amendment/issuance costs	—	(9,622)
Proceeds from employee stock purchases	5,969	5,478
Excess tax benefits from share-based compensation	25	1,393
Treasury stock purchases	(3,065)	(3,245)
Net cash (used in)/provided by financing activities	(197,663)	630,676
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,779	(9,632)
DECREASE IN CASH AND CASH EQUIVALENTS	(9,575)	(20,754)
CASH AND CASH EQUIVALENTS, beginning of period	35,941	59,727
CASH AND CASH EQUIVALENTS, end of period	$26,366	$38,973

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$349,807	69.8%	$378,936	69.4%	$1,017,003	68.5%	$1,051,760	70.8%
Freight-related revenues	129,520	25.9%	145,508	26.6%	396,666	26.7%	361,524	24.3%
All other revenues	21,675	4.3%	21,855	4.0%	71,324	4.8%	72,264	4.9%
Total operating revenues	$501,002	100.0%	$546,299	100.0%	$1,484,993	100.0%	$1,485,548	100.0%

Operating expenses:
Labor and benefits(a)	$156,235	31.2%	$158,675	29.1%	$475,297	32.0%	$456,089	30.7%
Equipment rents	36,778	7.3%	44,630	8.2%	113,634	7.7%	110,145	7.3%
Purchased services(b)	50,991	10.2%	55,291	10.1%	149,125	10.0%	135,849	9.2%
Depreciation and amortization	50,841	10.2%	48,303	8.8%	151,095	10.2%	138,568	9.3%
Diesel fuel used in train operations	30,134	6.1%	34,264	6.3%	83,851	5.7%	101,856	6.9%
Electricity used in train operations	3,226	0.6%	5,164	0.9%	9,895	0.7%	10,530	0.7%
Casualties and insurance	9,252	1.9%	11,466	2.1%	28,814	1.9%	30,027	2.0%
Materials	19,678	3.9%	25,140	4.6%	62,662	4.2%	70,764	4.8%
Trackage rights	22,781	4.5%	21,765	4.0%	64,509	4.3%	57,270	3.9%
Net (gain)/loss on sale and impairment of assets(c)	(524)	(0.1)%	(1,174)	(0.2)%	11,993	0.8%	(1,981)	(0.1)%
Restructuring costs	223	—%	—	—%	6,320	0.4%	—	—%
Other expenses(d)	29,536	5.9%	25,216	4.6%	91,757	6.2%	86,801	5.8%
Total operating expenses	$409,151	81.7%	$428,740	78.5%	$1,248,952	84.1%	$1,195,918	80.5%

(a)	Includes $0.3 million and $0.4 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively. Includes $0.6 million and $2.3 million of severance costs for the three and nine months ended September 30, 2015, respectively. Includes $0.1 million corporate development and related costs for both the three and nine months ended September 30, 2015.
(b)	Includes $0.2 million corporate development and related costs for both the three and nine months ended September 30, 2015.
(c)	Includes an impairment charge of $13.0 million associated with an Australia iron ore customer entering into voluntary administration for the nine months ended September 30, 2016.
(d)	Includes the write-off of accounts receivable of $8.1 million associated with an Australia iron ore customer entering into voluntary administration for the nine months ended September 30, 2016. Includes $4.0 million and $6.9 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively. Includes $1.0 million and $1.9 million corporate development and related costs for the three and nine months ended September 30, 2015, respectively. Includes $12.6 million in Freightliner acquisition costs for the nine months ended September 30, 2015.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$232,247	74.9%	$241,410	76.7%	$681,154	74.5%	$722,593	76.6%
Freight-related revenues	62,124	20.0%	56,823	18.1%	184,627	20.2%	170,473	18.1%
All other revenues	15,823	5.1%	16,330	5.2%	48,766	5.3%	50,101	5.3%
Total operating revenues	$310,194	100.0%	$314,563	100.0%	$914,547	100.0%	$943,167	100.0%

Operating expenses:
Labor and benefits(a)	$97,426	31.4%	$93,887	29.8%	$295,603	32.3%	$303,635	32.2%
Equipment rents	14,207	4.6%	16,669	5.3%	43,481	4.8%	50,940	5.4%
Purchased services(b)	15,207	4.9%	17,263	5.5%	47,171	5.2%	46,612	4.9%
Depreciation and amortization	37,085	12.0%	35,158	11.2%	110,398	12.1%	105,399	11.2%
Diesel fuel used in train operations	14,217	4.6%	16,444	5.2%	41,578	4.5%	60,226	6.4%
Casualties and insurance	6,145	2.0%	7,547	2.4%	20,398	2.2%	20,661	2.2%
Materials	12,222	3.9%	13,704	4.4%	38,168	4.2%	45,389	4.8%
Trackage rights	9,047	2.9%	6,023	1.9%	26,799	2.9%	18,816	2.0%
Net gain on sale and impairment of assets	(456)	(0.1)%	(1,025)	(0.3)%	(851)	(0.1)%	(1,724)	(0.2)%
Restructuring costs	111	—%	—	—%	805	0.1%	—	—%
Other expenses(c)	17,830	5.7%	18,329	5.8%	54,843	6.0%	68,947	7.3%
Total operating expenses	$223,041	71.9%	$223,999	71.2%	$678,393	74.2%	$718,901	76.2%
Operating income	$87,153		$90,564		$236,154		$224,266
Expenditures for additions to property & equipment, net of grants from outside parties	$30,343		$86,620		$95,282		$205,330

(a)	Includes $0.1 million and $0.2 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively. Includes $0.1 million corporate development and related costs for both the three and nine months ended September 30, 2015.
(b)	Includes $0.2 million corporate development and related costs for both the three and nine months ended September 30, 2015.
(c)

Includes $1.0 million and $3.0 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively. Includes $1.0 million and $1.9 million corporate development and related costs for the three and nine months ended September 30, 2015, respectively. Includes $12.6 million of Freightliner acquisition costs for the nine months ended September 30, 2015.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$29,219	54.0%	$32,780	53.7%	$80,390	49.9%	$118,602	63.2%
Freight-related revenues	23,523	43.4%	26,206	43.0%	76,142	47.2%	62,243	33.1%
All other revenues	1,408	2.6%	2,027	3.3%	4,699	2.9%	6,918	3.7%
Total operating revenues	$54,150	100.0%	$61,013	100.0%	$161,231	100.0%	$187,763	100.0%

Operating expenses:
Labor and benefits(a)	$16,753	30.9%	$16,078	26.4%	$49,321	30.6%	$52,212	27.8%
Equipment rents	1,559	2.9%	3,083	5.1%	4,884	3.0%	9,289	4.9%
Purchased services	6,083	11.2%	5,080	8.3%	17,432	10.8%	15,838	8.4%
Depreciation and amortization	7,129	13.2%	7,151	11.7%	21,018	13.0%	20,771	11.1%
Diesel fuel used in train operations	5,467	10.1%	6,004	9.8%	14,042	8.7%	15,903	8.5%
Casualties and insurance	1,938	3.6%	1,696	2.8%	5,026	3.1%	5,463	2.9%
Materials	2,744	5.1%	2,964	4.9%	8,033	5.0%	7,898	4.2%
Trackage rights	2,884	5.3%	2,457	4.0%	7,201	4.5%	10,877	5.8%
Net loss/(gain) on sale and impairment of assets(b)	10	—%	(7)	—%	12,992	8.1%	(45)	—%
Restructuring costs	73	0.1%	—	—%	789	0.5%	—	—%
Other expenses(c)	5,138	9.5%	1,541	2.5%	18,491	11.5%	5,224	2.8%
Total operating expenses	$49,778	91.9%	$46,047	75.5%	$159,229	98.8%	$143,430	76.4%
Operating income	$4,372		$14,966		$2,002		$44,333
Expenditures for additions to property & equipment, net of grants from outside parties	$2,440		$6,354		$8,094		$20,128

(a)	Includes $0.6 million and $2.3 million of severance costs for the three and nine months ended nine September 30, 2015, respectively.
(b)	Includes an impairment charge of $13.0 million associated with an iron ore customer entering into voluntary administration for the nine months ended September 30, 2016.
(c)	Includes $3.0 million and $3.9 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively. Includes the write-off of accounts receivable of $8.1 million associated with an iron ore customer entering into voluntary administration for the nine months ended September 30, 2016.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$88,341	64.6%	$104,746	61.4%	$255,459	62.4%	$210,565	59.4%
Freight-related revenues	43,873	32.1%	62,479	36.6%	135,897	33.2%	128,808	36.3%
All other revenues	4,444	3.3%	3,498	2.0%	17,859	4.4%	15,245	4.3%
Total operating revenues	$136,658	100.0%	$170,723	100.0%	$409,215	100.0%	$354,618	100.0%

Operating expenses:
Labor and benefits(a)	$42,056	30.8%	$48,710	28.6%	$130,373	31.8%	$100,242	28.2%
Equipment rents	21,012	15.4%	24,878	14.6%	65,269	15.9%	49,916	14.1%
Purchased services	29,701	21.7%	32,948	19.3%	84,522	20.7%	73,399	20.7%
Depreciation and amortization	6,627	4.9%	5,994	3.5%	19,679	4.8%	12,398	3.5%
Diesel fuel used in train operations	10,450	7.7%	11,816	6.9%	28,231	6.9%	25,727	7.3%
Electricity used in train operations	3,226	2.4%	5,164	3.0%	9,895	2.4%	10,530	3.0%
Casualties and insurance	1,169	0.9%	2,223	1.3%	3,390	0.8%	3,903	1.1%
Materials	4,712	3.4%	8,472	5.0%	16,461	4.0%	17,477	4.9%
Trackage rights	10,850	7.9%	13,285	7.8%	30,509	7.5%	27,577	7.8%
Net gain on sale and impairment of assets	(78)	(0.1)%	(142)	(0.1)%	(148)	—%	(212)	(0.1)%
Restructuring costs	39	—%	—	—%	4,726	1.2%	—	—%
Other expenses	6,568	4.8%	5,346	3.1%	18,423	4.5%	12,630	3.6%
Total operating expenses	$136,332	99.8%	$158,694	93.0%	$411,330	100.5%	$333,587	94.1%
Operating income/(loss)	$326		$12,029		$(2,115)		$21,031
Expenditures for additions to property & equipment, net of grants from outside parties	$9,457		$14,195		$26,195		$19,236

(a)	Includes $0.2 million corporate development and related costs for both the three and nine months ended September 30, 2016.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended September 30, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$29,367	54,024	$544	$3,909	8,624	$453	$628	652	$963	$33,904	63,300	$536
Autos & Auto Parts	4,358	7,035	619	—	—	—	—	—	—	4,358	7,035	619
Chemicals & Plastics	34,078	42,402	804	—	—	—	—	—	—	34,078	42,402	804
Coal & Coke	21,434	63,028	340	—	—	—	3,199	9,276	345	24,633	72,304	341
Food & Kindred Products	8,549	15,557	550	—	—	—	—	—	—	8,549	15,557	550
Intermodal	10	112	89	17,688	15,417	1,147	67,553	239,055	283	85,251	254,584	335
Lumber & Forest Products	21,301	35,253	604	—	—	—	—	—	—	21,301	35,253	604
Metallic Ores	3,401	4,536	750	5,516	4,846	1,138	—	—	—	8,917	9,382	950
Metals	24,127	31,978	754	—	—	—	—	—	—	24,127	31,978	754
Minerals & Stone	31,144	53,530	582	1,918	14,567	132	16,961	45,300	374	50,023	113,397	441
Petroleum Products	16,882	24,959	676	188	78	2,410	—	—	—	17,070	25,037	682
Pulp & Paper	26,897	41,721	645	—	—	—	—	—	—	26,897	41,721	645
Waste	6,213	13,420	463	—	—	—	—	—	—	6,213	13,420	463
Other	4,486	14,444	311	—	—	—	—	—	—	4,486	14,444	311
Totals	$232,247	401,999	$578	$29,219	43,532	$671	$88,341	294,283	$300	$349,807	739,814	$473

Three Months Ended September 30, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$29,643	51,010	$581	$4,796	11,442	$419	$131	169	$775	$34,570	62,621	$552
Autos & Auto Parts	4,302	6,997	615	—	—	—	—	—	—	4,302	6,997	615
Chemicals & Plastics	34,942	43,829	797	—	—	—	—	—	—	34,942	43,829	797
Coal & Coke	24,609	71,197	346	—	—	—	6,616	17,678	374	31,225	88,875	351
Food & Kindred Products	8,712	15,261	571	—	—	—	—	—	—	8,712	15,261	571
Intermodal	6	66	91	18,133	16,045	1,130	79,880	243,161	329	98,019	259,272	378
Lumber & Forest Products	20,154	34,770	580	—	—	—	—	—	—	20,154	34,770	580
Metallic Ores	4,897	6,291	778	7,686	5,724	1,343	—	—	—	12,583	12,015	1,047
Metals	26,522	34,507	769	—	—	—	—	—	—	26,522	34,507	769
Minerals & Stone	31,411	56,977	551	1,771	15,224	116	18,119	43,539	416	51,301	115,740	443
Petroleum Products	16,365	25,242	648	394	97	4,062	—	—	—	16,759	25,339	661
Pulp & Paper	29,348	45,270	648	—	—	—	—	—	—	29,348	45,270	648
Waste	5,386	11,453	470	—	—	—	—	—	—	5,386	11,453	470
Other	5,113	16,701	306	—	—	—	—	—	—	5,113	16,701	306
Totals	$241,410	419,571	$575	$32,780	48,532	$675	$104,746	304,547	$344	$378,936	772,650	$490

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units

.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Nine Months Ended September 30, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$84,601	159,369	$531	$13,319	32,701	$407	$1,364	1,494	$913	$99,284	193,564	$513
Autos & Auto Parts	13,373	21,987	608	—	—	—	—	—	—	13,373	21,987	608
Chemicals & Plastics	103,569	131,636	787	—	—	—	—	—	—	103,569	131,636	787
Coal & Coke	53,311	157,943	338	—	—	—	10,951	26,589	412	64,262	184,532	348
Food & Kindred Products	24,956	44,969	555	—	—	—	—	—	—	24,956	44,969	555
Intermodal	12	136	88	49,305	44,360	1,111	201,001	679,693	296	250,318	724,189	346
Lumber & Forest Products	63,013	104,646	602	—	—	—	126	315	400	63,139	104,961	602
Metallic Ores	13,078	16,883	775	11,490	9,182	1,251	40	93	430	24,608	26,158	941
Metals	78,327	103,764	755	—	—	—	—	—	—	78,327	103,764	755
Minerals & Stone	85,440	149,093	573	5,698	47,552	120	41,977	114,610	366	133,115	311,255	428
Petroleum Products	52,335	76,410	685	578	211	2,739	—	—	—	52,913	76,621	691
Pulp & Paper	79,087	124,017	638	—	—	—	—	—	—	79,087	124,017	638
Waste	15,552	33,226	468	—	—	—	—	—	—	15,552	33,226	468
Other	14,500	47,235	307	—	—	—	—	—	—	14,500	47,235	307
Totals	$681,154	1,171,314	$582	$80,390	134,006	$600	$255,459	822,794	$310	$1,017,003	2,128,114	$478
Nine Months Ended September 30, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$94,762	163,037	$581	$18,222	40,854	$446	$272	376	$723	$113,256	204,267	$554
Autos & Auto Parts	13,675	21,670	631	—	—	—	—	—	—	13,675	21,670	631
Chemicals & Plastics	106,181	135,509	784	—	—	—	—	—	—	106,181	135,509	784
Coal & Coke	73,713	214,254	344	—	—	—	16,598	43,433	382	90,311	257,687	350
Food & Kindred Products	26,235	45,875	572	—	—	—	—	—	—	26,235	45,875	572
Intermodal	7	78	90	54,293	46,051	1,179	156,572	476,660	328	210,872	522,789	403
Lumber & Forest Products	60,147	102,325	588	—	—	—	—	—	—	60,147	102,325	588
Metallic Ores	15,018	18,770	800	39,666	23,607	1,680	—	—	—	54,684	42,377	1,290
Metals	79,935	104,232	767	—	—	—	—	—	—	79,935	104,232	767
Minerals & Stone	89,541	160,233	559	5,436	43,918	124	37,123	91,585	405	132,100	295,736	447
Petroleum Products	49,417	76,154	649	985	230	4,283	—	—	—	50,402	76,384	660
Pulp & Paper	85,722	133,337	643	—	—	—	—	—	—	85,722	133,337	643
Waste	13,390	28,970	462	—	—	—	—	—	—	13,390	28,970	462
Other	14,850	51,728	287	—	—	—	—	—	—	14,850	51,728	287
Totals	$722,593	1,256,172	$575	$118,602	154,660	$767	$210,565	612,054	$344	$1,051,760	2,022,886	$520

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratio, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow, which are "non-GAAP financial measures" as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W's operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income and Adjusted Operating Ratio

	Three Months Ended
	September 30, 2016
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$310.2	$54.2	$136.7	$501.0
Operating expenses	223.0	49.8	136.3	409.2
Operating income(a)	$87.2	$4.4	$0.3	$91.9
Operating ratio (b)	71.9%	91.9%	99.8%	81.7%

Operating expenses	$223.0	$49.8	$136.3	$409.2
Corporate development and related costs	(1.0)	(2.9)	(0.3)	(4.3)
Restructuring costs	(0.1)	(0.1)	—	(0.2)
Net gain on sale of assets	0.5	—	0.1	0.5
Adjusted operating expenses	$222.4	$46.8	$136.0	$405.2

Adjusted operating income	$87.8	$7.4	$0.6	$95.8
Adjusted operating ratio	71.7%	86.3%	99.5%	80.9%

	Three Months Ended
	September 30, 2015
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$314.6	$61.0	$170.7	$546.3
Operating expenses	224.0	46.0	158.7	428.7
Operating income (a)	$90.6	$15.0	$12.0	$117.6
Operating ratio (b)	71.2%	75.5%	93.0%	78.5%

Operating expenses	$224.0	$46.0	$158.7	$428.7
Corporate development and related costs	(1.2)	(0.7)	(0.1)	(2.0)
Net gain on sale of assets	1.0	—	0.1	1.2
Adjusted operating expenses	$223.9	$45.4	$158.7	$428.0

Adjusted operating income	$90.7	$15.6	$12.0	$118.3
Adjusted operating ratio	71.2%	74.4%	93.0%	78.3%

(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended September 30, 2016	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings Per Common Share
As reported	$76.4	$(19.6)	$56.8	$0.98
Add back certain items:
Corporate development and related costs	4.3	(1.2)	3.1	0.05
Restructuring costs	0.2	(0.1)	0.2	—
Impact of reduction in U.K. income tax rate	—	(4.3)	(4.3)	(0.07)
Net gain on sale of assets	(0.5)	0.1	(0.4)	(0.01)
Adjusted	$80.4	$(25.0)	$55.4	$0.95
Short Line Tax Credit	—	(7.8)	(7.8)	(0.13)
Adjusted (excluding Short Line Tax Credit)	$80.4	$(32.8)	$47.6	$0.82

Three Months Ended September 30, 2015	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings Per Common Share
As reported	$100.2	$(36.9)	$63.4	$1.10
Add back certain items:
Corporate development and related costs	2.0	(0.7)	1.3	0.02
Net gain on sale of assets	(1.2)	0.2	(0.9)	(0.02)
As adjusted	$101.0	$(37.3)	$63.7	$1.10

Free Cash Flow

	Nine Months Ended
	September 30,
	2016	2015
Net cash provided by operating activities	$303.6	$344.3
Net cash used in investing activities	(117.2)	(986.1)
Net cash used for acquisitions	1.3	786.3
Free cash flow	$187.6	$144.5
New business investments, net of grants from outside parties	8.6	58.6
Free cash flow before new business investments	$196.1	$203.1

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com